As filed with the Securities and Exchange Commission on December 16, 2024

Registration No. 333- 277863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 To

Form S-1/A

UNDER

THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	20-2000871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100-740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Bunka

Chairman and Chief Executive Officer

Lexaria Bioscience Corp.

#100 – 740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-277863) previously declared effective by the United States Securities and Exchange Commission (the “SEC”) on March 20, 2024 (the “Registration Statement”) of Lexaria Bioscience Corp. (the “Company”) is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement.

The Registration Statement registered the resale by the selling stockholders named in the prospectus from time to time of up to 1,612,989 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock (the “Warrants”). As of the date of this Post-Effective Amendment, 1,298,702 Warrants have been exercised.  This Post-Effective Amendment covers the resale of shares of common stock issuable from time to time upon the exercise of the 314,287 Warrants that remain outstanding and unexercised. All applicable registration fees were paid at the time the Registration Statement was originally filed.

This Post-Effective Amendment is being filed to update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), in respect of the continuous offering pursuant to Rule 415 of 314,287 shares of common stock issuable from time to time upon the exercise of the outstanding and unexercised 314,287 Warrants previously registered on the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 16, 2024

PROSPECTUS

Lexaria Bioscience Corp.

314,287 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 314,287 shares of our common stock, par value $0.001 per share, issuable upon the exercise of outstanding warrants issued on February 16, 2024 pursuant to (i) securities purchase agreements dated as of February 16, 2024 and the purchasers named on the signature pages thereto (the offering of warrants under such securities purchase agreements, the “February 2024 Offering”) and (ii) an engagement letter (the “Engagement Letter”), dated as of February 12, 2024, between us and H.C. Wainwright & Co., LLC (the “Placement Agent,” and the warrants issued pursuant to the Engagement Letter and in the February 2024 Offering, collectively, the “Warrants”).

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the cash exercise of the Warrants however, we will receive the exercise price of such Warrants, for an aggregate of approximately $725,036.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of our common stock.

Our common stock and public warrants are listed respectively on The Nasdaq Capital Market, or Nasdaq, under the symbols “LEXX” and “LEXXW.” On December 13, 2024, the last reported sales price for our common stock was 2.24 per share and the last reported sales price for our listed warrants was $0.7254  per listed warrant.

Investment in our common stock involves a high degree of risk. See “Risk Factors” contained in this prospectus on page 7, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December  , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 7 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Lexaria,” “Company,” “we,” “us,” “our” or similar references mean Lexaria Bioscience Corp. and/or our subsidiaries on a consolidated basis.

Company Overview

Lexaria is a biotechnology company developing the enhancement of the bioavailability of a broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECH TM drug delivery technology. DehydraTECH combines APIs with specific long-chain fatty acid-rich triblyceride oils and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-peptide 1 drugs (“GLP-1”) and glucose -dependent insulinotropic polypeptide drugs (“GIP”), vitamins, pain medications, hormones, phosphodiesterase type 5 (“PDE5”) inhibitors, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including oral suspensions, tablets, capsules, foods, beverages, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves combining the active ingredient as a delivery “payload” together with certain long chain fatty acid-rich triglyceride oils and infusing the mixture into a carrier substrate material. Using controlled dehydration processing, the payload and long chain fatty acid-rich triglyceride oils are reversibly associated together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. While the Company’s primary focus is on pharmaceutical drug products, this technology extends across many product categories including foods, beverages, cosmetics and nutraceuticals. DehydraTECH formulations have been found in some cases to reduce the need for unwanted sweeteners or chemical masking agents used for flavor- and odor-blocking for palatability enhancement purposes, allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed extensive experience from the formulation and production of its demonstration products, in various formats, that enables us to provide expert advice to our licensees with the integration of DehydraTECH in their products for the purpose of providing a more palatable and efficient delivery of bioactive molecules.

Lexaria supports our licensee’s products with our technology. A part of our business plan is to encourage new and existing industry participants to license and utilize DehydraTECH to enable enhanced performance of their developmental and commercial stage products. These products cross a wide range of bioactive molecules including GLP-1/GIPs, NSAID’s, nicotine and cannabidiol (“CBD”) with additional molecules of interest continually being evaluated.

Patents

Our current patent portfolio includes patent family applications or grants pertaining to our compositions, methods of use in improving API bioavailability and palatability and methods of treatment for a range of therapeutic indications, orally or topically, for a wide variety of APIs encompassing cannabinoids; fat soluble vitamins; NSAID pain medications; and nicotine and its analogs. The pending and granted patents also cover the manufacturing and processing methods used to combine fatty acid-rich triglyceride oils with active pharmaceutical ingredients. This includes heating and drying methods and use of excipients and substrates.

The Company currently has several applications pending worldwide and, due to the complexity of pursuing patent protection, the quantity of patent applications will vary continuously as each application advances or stalls. We continue to investigate national and international opportunities to pursue expansions and additions to our intellectual property portfolio. Patents have been filed and/or granted specifically for the use of DehydraTECH with cannabinoids for the treatment of heart disease and hypertension to support our anticipated clinical trial work under our cleared Investigational New Drug (“IND”) application with the Food and Drug Administration (“FDA”), and for treatment of other prospective therapeutic indications of interest to us including epilepsy and diabetes/weight loss. Patents have also been filed specifically for the use of DehydraTECH with GLP-1/GIP drugs to support our ongoing and expanding cardiometabolic clinical research programs in this therapeutic field also for diabetes/weight loss.

The Company has patents issued in the United States, Canada, Australia, Europe, India, Mexico, and Japan.

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Research & Development

Lexaria is advancing several R&D activities in both preclinical and clinical programs. Currently, our primary research programs are the investigation of optimal formulations of DehydraTECH-enhanced GLP-1 and GIP drugs as well as the investigation of cannabidiol CBD for the reduction of hypertension for which our investigational new drug (“IND”) application to perform a Phase 1b study has received a Study May Proceed letter from the U.S. Food and Drug Administration (the “FDA”). Other programs have included DehydraTECH formulation development and testing with nicotine for reduced-risk oral pouches and prospective nicotine replacement therapy, human hormones, CBD for diabetes, dementia, seizures and others. From time to time the Company will engage in contract research and development for third parties who are interested in evaluating DehydraTECH in their products.

Diabetes and Weight Loss Management Investigation

During the fiscal-year ending August 31, 2024, Lexaria completed its initial investigational study to examine DehydraTECH-enhanced GLP-1 for prospective improvement in diabetes and weight loss management applications. The initial investigation (Human Pilot Study #1) was an investigator-initiated pilot study of the GLP-1 drug semaglutide with seven healthy volunteers comparing performance of a DehydraTECH-semaglutide oral capsule formulation to that of commercially available Rybelsus® tablets. For purposes of this initial study, the DehydraTECH-semaglutide composition was compound formulated using Rybelsus tablets as the semaglutide source input. As noted in our press releases issued on November 27 and 28, 2023, interim study findings showed that the DehydraTECH-semaglutide capsules sustained higher levels of semaglutide in blood; had faster achievement of peak drug delivery; had reduced incidence of moderate to severe side effects; sustained lower levels of blood glucose and lowered blood-glucose spike after eating. On January 4, 2024, upon conclusion of the study and full dataset analysis, the final study findings built upon the previously released interim findings evidencing that DehydraTECH-semaglutide produced even more pronounced and sustained higher levels of semaglutide in blood and lower levels of blood glucose and lowered blood-glucose spike after eating, while continuing to demonstrate reduced incidence of moderate to severe side effects.

Based on this initial pilot study’s success, during the fiscal-year, Lexaria commenced a comprehensive animal and human clinical research and development program to thoroughly evaluate DehydraTECH for the improved delivery of GLP-1 and GIP drugs, designed to support prospective commercial partnering with global pharmaceutical companies. The studies which were undertaken or are currently in progress are as follows:

Human Pilot Study #2 (GLP-1-H24-2)

This human pilot study was conducted in 9 healthy volunteers, to study a single dose of oral ingested DehydraTECH-semaglutide capsules in a similar design but with a slightly different formulation to Human Pilot Study #1, to be compared to commercially available Rybelsus®. Of note, Human Pilot Study #2 employed so called fed pre-dose study conditions, since this was deemed to be of scientific interest given the fact we had already demonstrated superior pharmacokinetic performance of its DehydraTECH semaglutide capsule composition under the recommended fasted pre-dose conditions in its previous Human Pilot Study #1. We also studied an oral dissolvable DehydraTECH-semaglutide tablet formulation (dissolvable into sublingual/buccal tissue) to determine whether GLP-1 drug absorption via this route is effective and well tolerated as an alternative to the conventional oral ingestible route which often presents with gastrointestinal side effect issues. The DehydraTECH compositions for this study were compound-formulated using commercially available Rybelsus® tablets as the semaglutide input material. The DehydraTECH-semaglutide capsules evidenced higher semaglutide levels in 17 of the 19 blood draws taken until the 24-hour completion of the study averaging 18.8% higher semaglutide levels over the course of the study compared to Rybelsus ® alone, although the differences were variable and not significant statistically with such a small sample size. We were also pleased to find that none (0) of the 9 people taking the DehydraTECH-semaglutide capsules experienced any adverse events whatsoever. However, of the 9 human volunteers in the Study taking the Rybelsus ® tablet, 6 of them experienced mild adverse events. Five of those same 6 people experienced mild adverse events from taking the dissolvable oral mouth-melt format of DehydraTECH-processed Rybelsus ® . These tolerability findings built nicely upon those from our previous Human Pilot Study #1, which also showed the DehydraTECH-semaglutide capsules to be generally better tolerated than the Rybelsus ® tablets that demonstrated instances of moderate nausea or diarrhea.

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Chronic Dosing Animal Study (WEIGHT-A24-1)

This is an obese rat diabetic-conditioned study similar to a previous Lexaria study (DIAB-A22-1), with 12 study arms and 6-10 animals per arm. The study has now been completed with each study arm running for 12 weeks to allow time to study weight loss, PK, and blood sugar control over time, followed by full data analysis and reporting. The initial eight study arms, studied varied DehydraTECH formulations of semaglutide and liraglutide, with and without the salcaprozate sodium "SNAC" technology currently found within Rybelsus® tablets, as well as varied DehydraTECH formulations of CBD. The following four study arms studied DehydraTECH formulations that were created using a combination of: (i) a select DehydraTECH-semaglutide formulation with a select DehydraTECH-CBD formulation and (ii) the DehydraTECH-liraglutide formulation with a select DehydraTECH-CBD formulation; each against a positive control arm of Rybelsus® and a placebo arm. On October 22 and October 24, 2024, the Company announced its study findings as collected on the initial eight study arms, noting that DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups B, C, and D) outperformed the DehydraTECH-semaglutide formulations with respect to weight loss. These findings appeared to support Lexaria's belief that DehydraTECH-CBD may have utility in diabetic control. DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups A and B) were also the top performers in the study for overall blood sugar level changes of -11.540%, 1.09% and -3.76% respectively. Analyses of weight loss and blood sugar changes for the final four study arms, along with brain and blood absorption pharmacokinetic results on all 12 study arms is currently underway.

Human Pilot Study #3 (GLP-1-H24-3)

The Company has selected the contract research organization (“CRO”) for this study, manufactured the test articles, received Independent Review Board approval and has commenced dosing. This human pilot study in up to 10 healthy human volunteers will study a single daily dose of oral ingested DehydraTECH-tirzepatide capsules (to be compound-formulated using Zepbound® by Eli Lilly) administered over a seven-day period compared to commercially available injectable Zepbound® to evaluate tolerability, PK, and blood sugar. Zepbound® is currently administered by injection only and was used as the tirzepatide input material for production of the DehydraTECH-tirzepatide capsules under investigation. Importantly, this study will evaluate DehydraTECH effectiveness in humans with a dual action GLP-1 + GIP drug while also doing so without the SNAC ingredient found in the Rybelsus® semaglutide composition from Human Pilot Studies #1 and #2.

Chronic Dosing Human Study (GLP-1-H24-4)

This chronic human study in up to 100 overweight, obese, pre-diabetic and/or type-2 diabetic human volunteers/patients has been designed to dose daily using oral DehydraTECH capsules for 12 weeks and evaluate tolerability, PK, weight loss, blood sugar levels and more. The primary goal of this study will be to compare DehydraTECH-processed semaglutide capsules to DehydraTECH-CBD capsules alone - and together in combination - relative to a positive control over an extended period of time. Inclusion of DehydraTECH-CBD in this study will be undertaken to determine if the improvements in glycemic control and weight loss witnessed in Lexaria's previous animal study DIAB-A22-1 are evidenced in humans. This clinical trial will be conducted in Australia and, in order to take advantage of potential research and development tax benefits, Lexaria has incorporated a wholly-owned Australian subsidiary which will control this study. To date, Lexaria (AU) Pty Ltd has hired the Australian CRO to oversee execution of this study and undertaken a comprehensive series of study start up activities together with that CRO.

Mode of Action and Performance of DehydraTECH-GLP-1 Drugs

Lexaria, in partnership with the National Research Council of Canada, completed an applied research program to evaluate certain molecular characteristics of DehydraTECH processed with the GLP-1 drug, semaglutide, related to its mode of action and performance, using simulated gastric fluid thereby mimicking conditions in the human gut. A battery of testing methods were employed, including polyacrylamide gel electrophoresis ("PAGE"), size exclusion chromatography (“SEC”), electrospray ionization mass spectrometry ("ESI-LCMS") and dynamic light scattering ("DLS").

This work program examined the molecular properties of DehydraTECH-processed pure semaglutide in comparison to the commercially available semaglutide formulation Rybelsus® using simulated gastric fluid and thereby mimicking conditions in the human gut. Findings from the PAGE and SEC analyses in particular clearly showed not only that semaglutide was efficiently released in the simulated gastric fluid environment with each of two formulations tested, but also that the semaglutide in both formulations was likely in monomeric form. This result is compelling because the available published literature describing Rybelsus® notes that it occurs in simple monomeric form in the human gut due to its proprietary salcaprozate sodium ("SNAC") ingredient chemistry. This property is important because it allows for permeation of the gastric epithelium for delivery systemically by resisting a tendency to otherwise complex in the gut into larger oligomeric form. Therefore, it is encouraging that Lexaria's DehydraTECH technology also appears to achieve the desired monomeric form without the presence of SNAC. Findings from the DLS and ESI-LCMSS testing were less conclusive experimentally, although the latter also appeared to show monomerization of the semaglutide samples similar to the PAGE and SEC analyses.

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Long Term Stability Testing

Lexaria is also actively studying the chemical and microbiological purity and stability of select DehydraTECH compositions that it has prepared for the above animal and human studies over an extended duration of six to twelve months. Along with improved tolerability, PK and efficacy performance, long term stability is crucial if oral variants of GLP-1 / GIP drugs are to be seriously considered as replacements for currently injectable versions of these drugs.

Hypertension Phase 1b IND Trial HYPER-H23-1

The FDA provided Lexaria with a positive written response on August 10, 2022, from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it had agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application regulatory pathway for our program. On January 29, 2024, Lexaria submitted its IND application with the FDA and it received a Study May Proceed letter from the FDA on February 29, 2024. Manufacturing IND drug product batches has been performed through our third-party contract manufacturer, in compliance with current Good Manufacturing Practice regulations as mandated by the FDA, including stability testing. We have begun addressing certain FDA conditions and have commenced study start-up tasks associated with preparing to perform study HYPER-H23-1, in order to be ready to commence this study in due course once Lexaria has raised sufficient funding.

Corporate Information

Our principal executive offices are located at 100 - 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedarplus.ca.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 314,287 shares of our common stock which are issuable upon the exercise of the Warrants.

Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes. See “Use of Proceeds” beginning on page 8 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 12 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock and public warrants are listed on Nasdaq under the symbol “LEXX” and “LEXXW” respectively.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2024, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general working capital purposes.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as gifts, pledges or other non-sale related transfers.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 314,287 shares of our common stock which are issuable upon the exercise of the Warrants.

February 2024 Securities Purchase Agreement

On February 14, 2024, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we agreed to issue and sell (i) in a registered direct offering to certain investors 1,444,741 shares of common stock at a price of $2.31 per share, and pre-funded warrants to purchase up to 113,702 shares of common stock at $2.3099 per share at an exercise price of $0.0001 per share of common stock, and (ii) in a concurrent private placement, the Warrants exercisable for an aggregate of up to 1,558,443 shares of common stock, at an exercise price of $2.185 per share. The registered direct offering and concurrent private placement closed on February 16, 2024.

Pursuant to the terms of the securities purchase agreement, we are required to file a registration statement on Form S-1 or other appropriate form registering the resale of the shares of common stock issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 days of the closing date of the offering (or within 90 days of the closing date of the offering in case of “full review” of such registration statement by the SEC), and to keep the registration statement effective at all times until no investor owns any Warrants or shares issuable upon exercise thereof.

As of the date hereof, 259,741 of the 1,558,443 Warrants remain unexercised.

Placement Agent Warrants

As part of the compensation to the Placement Agent in connection with the February 2024 Offering, pursuant to the Engagement Letter, we issued to designees of the Placement Agent unregistered Warrants to purchase up to an aggregate of 54,546 shares of common stock at an exercise price of $2.8875. These Warrants are exercisable immediately and will expire five years from the commencement of the sales pursuant to the February 2024 Offering.

The resale of the common stock issuable upon exercise of the Warrants issued to the Placement Agent is being registered in this registration statement.

Relationship with the Selling Stockholders

Except as described above under “February 2024 Securities Purchase Agreement” and with respect to earlier purchases of our securities in arms-length transactions, Intracoastal Capital, LLC (“Intracoastal”) does not have, or within the past three years has not had, any position, office, or other material relationship with us.

The Placement Agent has been engaged in investment banking, advisory and other commercial dealings in the ordinary course of business with us for which it has received customary compensation. The Placement Agent acted as the placement agent in connection with two offerings of our securities since January 2021, and it received compensation for each such offering.

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are the 314,287 shares of our common stock issuable upon the exercise of the Warrants. We are registering these shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock owned by the selling stockholders, based on their respective ownership of the shares of common stock as of December 16, 2024 and securities convertible or exercisable into shares of common stock within 60 days of December 16, 2024, assuming the exercise of the Warrants held by each selling stockholder on that date, without regard to any limitations on the exercise of the Warrants. The third column lists the maximum number of shares of common stock being offered in this prospectus by each selling stockholder, issuable upon exercise of the Warrants, respectively, without regard to any limitations on the exercise of the Warrants. The fourth and fifth columns list the number of shares of common stock owned after the offering and the percentage of outstanding common stock, assuming in both cases the exercise of the Warrants held by that selling stockholder, without regard to any limitations on the exercise of the Warrants and the sale of all of the shares of common stock offered by that selling stockholder pursuant to this prospectus.

Except as otherwise indicated below, based on the information provided to us by the selling stockholders, and to the best of our knowledge, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

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The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

Name of Selling Stockholder	Number of shares of common stock owned prior to offering		Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering(1)		Percentage of common stock owned after offering
Intracoastal Capital, LLC (2)	323,154	(3)	259,741	(4)	63,413	(5)	*	%
Michael Mirsky (6)	47,577	(7)	10,364	(8)	37,213	(9)	*
Michael Vasinkevich (6)	168,082	(10)	34,978	(11)	133,104	(12)	*
Craig Schwabe (13)	7,217	(14)	1,841	(15)	5,376	(16)	*
Charles Worthman (13)	2,138	(17)	545	(18)	1,593	(19)	*
Noam Rubenstein (6)	47,577	(20)	6,818	(21)	40,759	(22)	*

* Less than 1%.

(1) Assumes the sale of the maximum number of shares of common stock registered pursuant to this prospectus by such selling stockholder.

(2) The securities are directly held by Intracoastal Capital LLC (“Intracoastal”). Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The address for Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(3) Includes (i) 63,413 shares of common stock issuable upon exercise of warrants issued to such selling shareholder prior to the February 2024 Offering (the “Prior Warrants”), assuming exercise of such warrants, without regard to any limitations on exercises of such warrants; and (ii) 259,741 shares of common stock issuable upon exercise of the Warrants issued to such selling shareholder in the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants. The Prior Warrants and the Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Prior Warrants and Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common s tock after exercising the warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise.

(4) Includes 259,741 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

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(5) Includes (i) 63,413 shares of common stock issuable upon exercise of Prior Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such warrants.

(6) The selling stockholder was issued compensation warrants as a designee of the Placement Agent in connection with the February 2024 Offering (the “Warrants”).  The selling stockholder was also issued compensation warrants as a designee of the Placement Agent in connection with the Company’s January 2021 offering, April 30, 2024 warrant inducement transaction and October 16, 2024 offering (the “ Additional Placement Agent Warrants”). The selling stockholder is affiliated with the Placement Agent, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, and has sole voting and dispositive power over the securities held. The selling stockholder may not exercise the Warrants or the Additional Placement Agent Warrants to the extent such exercise would cause the selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common s tock after exercising the warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise. The selling stockholder acquired the Warrants and Additional Placement Agent Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(7) Includes: (i) 37,213 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants; and (ii) 10,364 shares of common stock issuable upon exercise of the Warrants issued to such selling stockholder in connection with the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants.

(8) Includes 10,364 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(9) Includes 37,213 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants.

(10) Includes (i) 34,978 shares of common stock issuable upon exercise of the Warrants issued to such selling stockholder individually in connection with the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants, and (ii) 133,104 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants assuming exercise of such warrants, without regard to any limitations on exercises of the Additional Placement Agent Warrants.

(11) Includes 34,978 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(12) Includes 133,104 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants.

(13) The selling stockholder was issued compensation warrants as a designee of the Placement Agent in connection with the February 2024 Offering (the “Warrants”) . The selling stockholder was also issued compensation warrants as a designee of the Placement Agent in connection with the Company’s April 30, 2024 warrant inducement transaction and October 16, 2024 offering (the “Additional Placement Agent Warrants”). The selling stockholder is affiliated with the Placement Agent, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, and has sole voting and dispositive power over the securities held. The selling stockholder may not exercise the Warrants to the extent such exercise would cause the selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares of common s tock after exercising the warrants up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise. The selling stockholder acquired the Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(14) Includes (i) 1,841 shares of common stock issuable upon exercise of the Warrants issued to such selling stockholder individually in connection with the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants, and (ii) 5,376 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants assuming exercise of such warrants, without regard to any limitations on exercises of the Additional Placement Agent Warrants.

(15) Includes 1,841 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(16) Includes 5,376 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants.

(17) Includes (i) 545 shares of common stock issuable upon exercise of the Warrants issued to such selling stockholder individually in connection with the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants, and (ii) 1,593 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants assuming exercise of such warrants, without regard to any limitations on exercises of the Additional Placement Agent Warrants.

(18) Includes 545 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(19) Includes 1,593 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants.

(20) Includes (i) 40,759 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants; and (ii) 6,818 shares of common stock issuable upon exercise of the Warrants issued to such selling stockholder in connection with the February 2024 Offering, assuming exercise of such Warrants, without regard to any limitations on exercises of such Warrants.

(21) Includes 6,818 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(22) Includes 40,759 shares of common stock issuable upon exercise of the Additional Placement Agent Warrants, assuming exercise of such warrants, without regard to any limitations on exercises of such Additional Placement Agent Warrants.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share. As of December 16, 2024, there were 17,452,594 shares of common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

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PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the selling stockholders’ pledgees, transferees, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the names of the selling stockholders, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel, LLP, New York, New York.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov/.

We make available free of charge on or through our website at https://ir.lexariabioscience.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.lexariabioscience.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended August 31, 2024, filed on November 26, 2024;

•	our Current Reports on Form 8-K, filed on September 5, 2024, October 2, 2024, October 16, 2024, and October 18, 2024 (other than any portions thereof deemed furnished and not filed); and

•	our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Lexaria Bioscience Corp.

Attn: Corporate Secretary

100-740 McCurdy Road

Kelowna, British Columbia, Canada, VIX 2P7

1-250-765-6424

You may also access the documents incorporated by reference in this prospectus through our website at https://ir.lexariabioscience.com/sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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314,287 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$764.22	*
Legal fees and expenses	25,000.00
Accounting fees and expenses	8,000.00
	—
Total	$33,764.22

_________

* Previously paid.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes (the “NRS”) empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our Articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he/she is not entitled to be indemnified by the Company.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him/her against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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Item 15. Recent Sales of Unregistered Securities.

On December 16, 2021, we agreed to pay a service provider $1,200,000 pursuant to which it has agreed to settle through the receipt of 224,299 shares of our common stock.

On October 3, 2023, we issued warrants exercisable for an aggregate of up to 1,618,330 shares of common stock, at an exercise price of $0.97 per share of common stock.

On February 16, 2024, we issued:  (i) warrants exercisable for an aggregate of up to 1,558,443 shares of common stock, at an exercise price of $2.185 per share of common stock; and (ii) warrants exercisable for an aggregate of up to 54,546 shares of common stock, at an exercise price of $2.8875 per share of common stock

On April 30, 2024, we entered into a warrant exercise agreement with an existing accredited investor to exercise in full an outstanding warrant to purchase up to an aggregate of 2,917,032 shares of common stock (the “Existing Warrant”). In consideration for the immediate and full exercise of the Existing Warrant for cash, the investor received a new unregistered warrant to purchase up to an aggregate of 2,917,032 shares of common stock at an exercise price of $4.75 per share (the “New Warrant”). The New Warrant was issued to the investor for consideration of $0.125 per share for aggregate gross proceeds of $364,629.  In addition, the Company issued tail warrants to H.C. Wainwright having an exercise price of $5.9375 for the issuance of up to 102,097 shares of common stock.

On October 14, 2024, we entered into a securities purchase agreement with a certain institutional investor, pursuant to which we agreed to issue and sell to the investor (i) in a registered direct offering, 1,633,987 shares of common stock  at a purchase price of $3.06 per share, and (ii) in a concurrent private placement, warrants exercisable for an aggregate of up to 4,551,019 shares of common stock, at an exercise price of $3.06 per share.

In connection with each of the foregoing issuances, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and/or Rule 506 thereunder.

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference as Exhibit 3.1 to our Current Report Form 8-K filed January 14, 2021)
3.2	Second Amended and Restated Bylaws (incorporated by reference as Exhibit 3.2 to our Current Report on Form 8-K filed January 14, 2021)
4.1	Equity Incentive Plan (incorporated by reference to our Registration Statement on Form S-8 filed July 30, 2021)
4.2	Form of Warrant (incorporated by reference as Exhibit 4.1 to our Current Report on our Current Report on Form 8-K filed January 14, 2021)
4.3	Form of Representative’s Warrant (incorporated by reference as Exhibit 4.2 to our Current Report on Form 8-K filed January 14, 2021)
4.5	Form of Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed April 28, 2023)
4.6	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 3, 2023)
4.7	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed February 16, 2024)
4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed February 16, 2024)
4.9	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed April 30, 2024)
4.10	Form of Tail Warrant issued on April 30, 2024 (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q filed July 12, 2024)
4.11	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed October 16, 2024)
4.12	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 16, 2024)
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP (incorporated by reference to Exhibit 5.1 to our Registration Statement on Form S-1 filed March 12, 2024)
10.1+	Executive Employment Agreement dated Dec. 31, 2021 with John Docherty (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed January 14, 2022)
10.2+

Management Services Agreement dated Dec. 31, 2021 with C.A.B. Financial Services Ltd. (Chris Bunka) (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed January 14, 2022)

10.3**

Intellectual Property License Agreement dated May 20, 2022 between Lexaria Hemp Corp. and Premier Wellness Science Co., Ltd. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed July 14, 2022)

10.4	Underwriting Agreement with H.C. Wainwright & Co. LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed January 14, 2021)
10.5	Asset Purchase Agreement with Hill Street Beverage Company Inc. (incorporated by reference as Exhibit 10.31 to our Registration Statement on Form S-1 filed November 20, 2020)
10.6	Equity Distribution Agreement with Maxim Group LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed August 12, 2022)
10.7	Media Buys Agreement with SRAX (incorporated by reference as Exhibit 10.1 to our Current Report on Form 8-K filed December 16, 2021)
10.8	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1/A filed January 07, 2021)
10.9	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed April 28, 2023)
10.10	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed April 28, 2023)
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2023)
10.12	Placement Agency Agreement with Maxim Group LLC dated May 8, 2023 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed May 10, 2023)
10.13	Work Order for Start-Up Activities with InClin, Inc. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed July 14, 2023)
10.14	Placement Agency Agreement with Maxim Group LLC dated September 28, 2023 (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed October 3, 2023)
10.15

Engagement Agreement by and between the Company and H.C. Wainwright & Co., LLC, dated February 12, 2024  (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed February 16, 2024)

10.16

Engagement Agreement Amendment  by and between the Company and H.C. Wainwright & Co., LLC, dated February 12, 2024  (incorporated by reference to Exhibit 1.2 to our Current Report on Form 8-K filed February 16, 2024)

10.17	Form of Securities Purchase Agreement with certain purchasers dated February 14, 2024 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed February 16, 2024)
10.18

Amended and Restated Definitive Intellectual Property License Agreement between Lexaria Hemp Corp. and Premier Anti-aging Co., Ltd., dated March 15, 2024 (incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on April 9, 2024)

10.19	Warrant Exercise Agreement between the Company and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 30, 2024)
10.20

Capital on Demand™ Sales Agreement, dated as of August 21, 2024 by and between Lexaria Bioscience Corp. and JonesTrading Institutional Services LLC (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed on August 22, 2024)

10.21	Executive Employment Agreement dated August 31, 2024 with Richard Christopher (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed November 26, 2024)
10.22	Executive Employment Agreement dated October 1, 2024 with Michael Shankman (incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed November 26, 2024)
10.23

Engagement Agreement by and between the Company and H.C. Wainwright & Co., LLC, dated September 4, 2024  (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed October 16, 2024)

10.24	Form of Securities Purchase Agreement with certain purchasers dated October 14, 2024 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed October 16, 2024)
16.1	Letter of Davidson & Company LLP dated November 28, 2022 (incorporated by reference to Exhibit 16.1 to our Current Report on Form 8-K filed on November 28, 2022)
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Form 10-K filed November 26, 2024 )
23.1	Consent of MaloneBailey, LLP
24.1	Power of Attorney (Included in the signature page to our Registration Statement on Form S-1 filed March 12, 2024)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Table (incorporated by reference to Exhibit 107 to our Registration Statement on Form S-1 filed March 12, 2024)

** Portions of this exhibit have been omitted as the registrant has determined that the omitted information is not material and is the type that registrant treats as private or confidential.

+ Indicates management contract or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on December 16, 2024.

Lexaria Bioscience Corp.

By:	/s/ Richard Christopher
Name:	Richard Christopher
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Christopher	Chief Executive Officer	December 16, 2024
Richard Christopher	(Principal Executive Officer)

/s/ Michael Shankman	Chief Financial Officer	December 16, 2024
Michael Shankman	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Docherty *	President and Director	December 16, 2024
John Docherty

/s/ Christopher Bunka	Chairman and Director	December 16, 2024
Christopher Bunka

/s/Ted McKechnie *	Director	December 16, 2024
Ted McKechnie

/s/ Nicholas Baxter *	Director	December 16, 2024
Nicholas Baxter

/s/Albert Reese, Jr. *	Director	December 16, 2024
Albert Reese, Jr.

/s/ Catherine C. Turkel *	Director	December 16, 2024
Dr. Catherine C. Turkel

*By: /s/ Christopher Bunka	Attorney in fact	December 16, 2024
Christopher Bunka

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